Exhibit 99.1

Transmeridian Exploration Announces Results of Special Meeting

Houston, Texas (PRIMENEWSWIRE) August 27, 2007 – Transmeridian Exploration Incorporated (AMEX: TMY) today announced that at the special meeting of stockholders held on August 24, 2007, the company’s stockholders approved the potential issuance of shares of common stock for the conversion of or payment of dividends on the company’s junior redeemable convertible preferred stock.

About Transmeridian Exploration Incorporated

Transmeridian Exploration Incorporated is an independent energy company established to acquire and develop oil reserves in the Caspian Sea region of the former Soviet Union. The company primarily targets fields with proved or probable reserves and significant upside reserve potential. Transmeridian Exploration currently has projects in Kazakhstan and southern Russia and is pursuing additional projects in the Caspian Sea region.

For more information please contact the following:

Lorrie T. Olivier, CEO

Earl W. McNiel, CFO

5847 San Felipe, Suite 4300

Houston, Texas 77057

Phone: 713-458-1100

Fax: 713-781-6593

E-mail: tmei@tmei.com

Website: www.tmei.com